Exhibit 10.1
March 29, 2023

John Mellor
VIA EMAIL

Re: Separation Agreement
Dear John:

This letter sets forth the terms of your separation agreement (“Agreement”) with Domo, Inc. (the “Company”). You and the Company may also be referred to individually as a “Party” or collectively as the “Parties.”

1.Employment Separation and Advisory Period.

a.    Employment and Board Separation. You have voluntarily resigned your employment as Chief Executive Officer of the Company, and the Company has accepted such resignation, effective as of March 3, 2023 (the “Employment Separation Date”). Upon such resignation, you resigned from any and all officer and director roles with the Company and its subsidiaries without any further action required by you. You have further voluntarily resigned as a member of the Board of Directors of the Company (the “Board”), and the Company has accepted such resignation, effective as of Employment Separation Date.

b.    Severance Payment. The Company agrees to pay you the sum of your base salary and annual target bonus, a total of $875,000, at the rate of $72,916.67 per month, less applicable withholdings, for a period of twelve (12) months from the first regular payroll date following the Effective Date (as defined below), in accordance with the Company’s regular payroll practices; provided that, the first severance payment will include amounts that otherwise would have been payable if the severance benefits had commenced on the first regular payroll date immediately following your Employment Separation Date (such amounts, the “Catch-Up Payment”); provided further, that under no circumstance shall any Catch-Up Payment result in the Company being liable for, or you being entitled to receive, any amounts in excess of the total sum of $875,000 specified above.

c.    COBRA Severance. The Company will pay the premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for you and your eligible dependents, if any, at the rates then in effect, subject to any subsequent changes in rates that are generally applicable to the Company’s active employees (the “COBRA Coverage”) until the earliest of (i) a period of 12 months from the Employment Separation Date, (ii) the date upon which you (and your eligible dependents, as applicable) become covered under similar plans, or (iii) the date upon which you cease to be eligible for coverage under COBRA (the “COBRA Severance”).

d.    Advisory Services Opportunity. As of the Employment Separation Date and through September 30, 2024, you have provided, and will continue to provide, advisory transitional services as reasonably requested by the Company’s Chief Executive Officer (the actual period you provide the advisory services is hereafter referred to as the “Advisory Period”). During the Advisory Period you will be an independent contractor. Nothing in this Agreement shall in any way be construed to constitute you as agent,

Exhibit 10.1
officer, or representative of the Company. The Parties agree that the Advisory Period shall terminate immediately and without penalty to the Company in the event you (a) do not execute this Agreement within the time period specified herein, (b) revoke this Agreement under Section 9 below, or (c) engage in any material breach of this Agreement.

2.COBRA Severance Limitations. Your receipt of COBRA Severance is subject to your electing COBRA continuation coverage within the time period prescribed pursuant to COBRA for you and your eligible dependents, if any. If the Company determines in its sole discretion that it cannot provide the COBRA Severance without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of any COBRA Severance, the Company will provide to you a taxable monthly payment payable on the last day of a given month (except as provided by the immediately following sentence), in an amount equal to the monthly COBRA premium that you would be required to pay to continue your group health coverage in effect on the Employment Separation Date (which amount will be based on the premium rates applicable for the first month of COBRA Coverage for you and any of your eligible dependents) (each, a “COBRA Replacement Payment”), which COBRA Replacement Payments will be made regardless of whether you elect COBRA continuation coverage and will end on the earlier of (x) the date upon which you obtain other employment or (y) the date the Company has paid an amount totaling the number of COBRA Replacement Payments equal to the number of months in the applicable COBRA Coverage period. For the avoidance of doubt, the COBRA Replacement Payments may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if the Company determines in its sole discretion at any time that it cannot provide the COBRA Replacement Payments without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), you will not receive the COBRA Replacement Payments or any further COBRA Severance.

3.Company Equity Awards. You previously were granted certain equity awards covering shares of the Company’s Class B common stock (“Shares”) under the Company’s 2018 Equity Incentive Plan (the “Plan”) and applicable award agreements thereunder, that are outstanding as of the Employment Separation Date, as specified in Schedule A attached hereto (the “Award Agreements,” and the equity awards memorialized thereby, the “Equity Awards,” and the Plan and Award Agreements, collectively the “Award Documents”). You and the Company agree that your Equity Awards will continue to vest in accordance with their terms and conditions through the Advisory Period but otherwise will cease vesting upon expiration of the Advisory Period (and in any case no later than September 30, 2024) (such date, the “Vesting End Date”). Any Equity Awards or portions thereof that have not vested through the Vesting End Date will be forfeited permanently and you will have no further rights with respect to such Equity Awards (or portions thereof) or Shares subject thereto. In all events, your Equity Awards remain subject to the terms and conditions of the Award Documents.

4.Employee Benefits; No Other Monies Owed. Your health insurance benefits will cease on March 31, 2023, subject to your right to continue your health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law (“COBRA”). Your participation in all benefits and incidents of employment with the Company, including without limitation, the accrual of bonuses, vacation, and paid time off, will cease as of the Employment Separation Date. You acknowledge and represent

Exhibit 10.1
that, other than the consideration offered to you under this Agreement, the Company has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation that may be due to you. You expressly acknowledge and agree that you are not owed any severance benefits under your Change in Control and Severance Agreement with the Company, executed by you effective as of April 22, 2022. The Company agrees to reimburse you for the reasonable and documented attorneys' fees and costs you have incurred in connection with the negotiation and documentation of this Agreement and any related agreements, not to exceed a total of $1,000 in the aggregate.

5.Return of Company Property. To the extent you have not already done so, you will promptly return all Company property in your possession, custody or control, including, whether in physical or electronic form, all files, documents, and other items (with the exception of a copy of the Company’s Employee Handbook and personnel documents specifically relating to you), developed or obtained by you in connection with your employment or any other services with the Company, or otherwise belonging to the Company, including, without limitation, access cards, keys, reports, manuals, records, product samples, inventory, correspondence or other documents or materials related to the Company’s business that you have compiled, generated or received while working for the Company as well as all copies, samples, computer data, disks, or records of such material, other than as explicitly permitted in the second paragraph of this Section 5. After returning such Company property you will permanently delete from any electronic media in your possession, custody, or control (such as computers, cell phones, hand-held devices, back-up devices, zip or flash drives, PDAs, etc.), or to which you have access (such as remote e-mail exchange servers, back-up servers, off-site storage, etc.), all documents or electronically stored materials of the Company, including writings, drawings, graphs, charts, sound recordings, images, and other data or data compilations stored in any medium from which such information can be obtained, and will not otherwise retain any copies or reproductions thereof (collectively, “Company Data”). To the extent you have not already done so, you will promptly provide the Company with a list of any documents that you created or are otherwise aware to be password protected and the password(s) necessary to access such password protected documents. The Company’s obligations under this Agreement are contingent upon your compliance with this Section 5.

You are not required to return to the Company the cell phone, laptop, monitor, docking station, mouse, and keyboard purchased by the Company for your use (collectively, the “Retained Devices”). You understand and agree that any Retained Devices capable of retaining electronic information, including the laptop, will be made available to the Company for the removal any and all Company Data, which may take place by remote-wiping or other means as determined by the Company in its discretion. Your signature of this Agreement constitutes your certification, under penalty of perjury, that you will not retain any Company property, including an Company Data or other confidential, proprietary, or trade secret information, or any copies or reproductions thereof, as discussed in more detail above, following your Separation Date.

6.Cooperation. You agree that during and following the Advisory Period, you will make yourself available, upon reasonable notice and under reasonable conditions, to assist the Company in the transition of your role and in the resolution of any matters in which you were involved during the course of your employment with the Company, or about which

Exhibit 10.1
you have knowledge, as well as in the defense or prosecution of any investigations, audits, claims or actions in existence or which may be brought or threatened in the future against or on behalf of the Company, including any investigations, audits, claims or actions involving or related to its officers, directors and employees. Your cooperation shall include, without limitation, being available to consult with the Company regarding matters in which you have been involved or have knowledge; to reasonably assist the Company in preparing for any proceeding (including depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful testimony; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company. You agree to keep the Company apprised of your current contact information, including telephone number(s), address(es), and email address(es), and to promptly respond to the Company in connection with this Section. You understand that this provision requires your cooperation with the Company but is not intended to have any influence whatsoever on any specific outcome in any matter and you are expected at all times to provide truthful testimony and responses in connection with any matter. You further understand that you are not otherwise entitled to any additional compensation for the cooperation in this Section.

7.Confidential Information. Subject to the Protected Activity Not Prohibited section below, you reaffirm and agree to observe and abide by the terms of the At-Will Employment, Confidential Information, Invention Assignment, Nonsolicitation and Arbitration Agreement (the “Confidentiality Agreement”) (attached hereto as Exhibit One), specifically including the provisions regarding nondisclosure of the Company’s Confidential Information (as defined in that agreement) as well as the non-solicitation provisions and other restrictive covenants contained therein.

8.General Release. You hereby agree that the consideration set forth herein represents settlement in full of all outstanding obligations owed to you by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, parents, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Released Parties”). You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Released Parties from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Released Parties arising from any omissions, acts, facts, or damages that have occurred up until and including the date you sign this Agreement. This release includes, without limitation, any and all claims related to or arising from: (a) your employment relationship with the Company and the termination thereof; (b) your right to purchase, or actual purchase of shares of stock of the Company, including, claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (c) any alleged wrongful discharge, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, breach of covenant of good faith and fair dealing, promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; (d) any alleged violations of any federal, state, or municipal statute,

Exhibit 10.1
including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Utah Antidiscrimination Act, the Utah Minimum Wage Act, the Utah Wage Payment Law, the Utah Right to Work Law, the Employment Selection Procedures Act, and the Utah Occupational Safety and Health Act; (e) any alleged violations of the federal or any state constitution; (f) any alleged loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by as a result of this Agreement; and (h) any claims for attorneys’ fees and costs.

You agree that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to: (a) any obligations incurred under this Agreement; (b) any rights or claims for indemnification you may have pursuant to your Indemnification Agreement with the Company dated September 5, 2019 (including, but not limited to, any rights or claims for coverage under any directors’ and officers’ liability insurance policies maintained by the Company under which you were required to be covered pursuant to the terms of the Indemnification Agreement) or in accordance with the certificate of incorporation, bylaws, operating agreements or other constitutional documents of the Company or its subsidiaries, or under applicable law, in each case, as applicable and subject to the terms and conditions thereof, (c) claims that cannot be released as a matter of law; and (d) any right you may have to unemployment compensation benefits or workers’ compensation benefits (collectively, the “Excluded Claims”). Any disputed wage claims released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law.

9.Acknowledgment of Waiver of Claims under ADEA. You acknowledge and understand that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date you sign this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event you sign this Agreement and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date (as defined below). The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

Exhibit 10.1
10.Waiver of Unknown Claims. You acknowledge that you have the right to be represented by counsel and are familiar with the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in the releasor’s favor at the time of executing the release, which, if known by the releasor, must have materially affected the releasor’s settlement with the Released Parties. You, being aware of said principle, agree to expressly waive any right you may have to that effect, as well as under any other statute or common law principles of similar effect.

11.Nondisparagement. Subject to the Protected Activity Not Prohibited section below, you agree that you will not disparage the Released Parties with any written or oral statement. Specifically, you agree (a) to refrain from making any knowingly or recklessly false statement damaging the reputation of the Company or any of the other Released Parties, or any statement (unrelated to a labor dispute) that disparages the Company’s or any of its affiliates’ products or services, and (b) to refrain from any tortious interference with the contracts and relationships of any of the Released Parties. Your breach of this non-disparagement provision will be deemed to be a material breach of this Agreement. Nothing in this Agreement shall prohibit you from providing truthful information as required by law in a legal proceeding or a government investigation. The Company agrees to instruct its directors and executive officers (in their respective capacities as such) to refrain from making any knowingly or recklessly false statement damaging your reputation or any statement that disparages you. You acknowledge and understand that the Company’s obligations under the foregoing sentence extend only to the Company’s current directors and executive officers and only for so long as each such individual is an employee or director of the Company, and serving in such capacity.

12.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, YOUR EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT ( “FAA”) AND THE FAA SHALL GOVERN AND APPLY TO THIS PROVISION WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. YOU AGREE THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, YOU MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN YOUR INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN UTAH BEFORE JAMS, PURSUANT TO ITS Streamlined Arbitration Rules & Procedures, which can be reviewed at: http://www.jamsadr.com/rules-streamlined-arbitration/ (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, APPLYING THE STANDARDS SET FORTH UNDER THE UTAH RULES OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall APPLY SUBSTANTIVE UTAH LAW AND SHALL issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE

Exhibit 10.1
PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THIS PROVISION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THIS PROVISION SHALL GOVERN.

13.No Admission. This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of any of the Released Parties.

14.Complete and Voluntary Agreement. This Agreement, together with the other agreements as referenced herein, constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither the Released Parties nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. Further, you acknowledge that you have been represented by counsel with respect to this Agreement and that this is a negotiated agreement.

15.Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.

16.Miscellaneous. It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by you and an authorized representative of the Company. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and an

Exhibit 10.1
electronic or facsimile signature or scanned image of a signature shall be deemed an original and valid signature.

17.Governing Law. Except as to the arbitration agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

18.Protected Activity Not Prohibited. You understand that nothing in this Agreement or any other agreement with the Company, shall in any way limit or prohibit you from engaging in any Protected Activity. “Protected Activity” includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Notwithstanding, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information to any parties other than Government Agencies. You further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding your right to engage in protected conduct that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, you are hereby notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights you may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit your participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of you or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.

19.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such

Exhibit 10.1
claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

20.Section 409A. It is intended that none of the payments or benefits under this Agreement will constitute deferred compensation under Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”), but rather such payments and benefits will be exempt from, or if not exempt from will comply with, Section 409A so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted in such manner. Each payment and benefit to be paid or provided under this Agreement or otherwise is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting you to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to you will be delayed until the date that is six (6) months and one (1) day following your separation from service (within the meaning of Section 409A), except that in the event of your death, any such delayed payments will be paid as soon as practicable after the date of your death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. The Parties will work together in good faith to consider either (i) amendments to this Agreement, or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to you under Section 409A. In no event will the Releasees reimburse you for any taxes that may be imposed on you as a result of Section 409A. In no event will you have discretion to determine the taxable year of payment of any separation-related payments.

21.No Cooperation. Subject to the Protected Activity Not Prohibited section above, you further agree that you will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so (or as related directly to the ADEA waiver). You agree to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the Protected Activity Not Prohibited section above, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Released Parties, you shall state no more than that you cannot provide counsel or assistance

22.Effective Date. You understand that this Agreement shall be null and void if not executed by you within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after you sign this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

[signature page follows]

Exhibit 10.1

Sincerely,
Domo, Inc.

By:    /s/ Joshua G. James
Joshua G. James
        Chief Executive Officer
        Domo, Inc.

READ, UNDERSTOOD AND AGREED TO:

/s/ John Mellor
John Mellor

March 28, 2023
Date

Exhibit One: At-Will Employment, Confidential Information, Invention Assignment, Nonsolicitation and Arbitration Agreement
Schedule A: Equity Awards

Exhibit 10.1
Exhibit One

At-Will Employment, Confidential Information, Invention Assignment, Nonsolicitation and Arbitration Agreement

Exhibit 10.1
Schedule A

Equity Awards

Number	Grant/ Adjust Date	Vest Date	Shares To Vest	Vest Type
RU3215	07/10/2019	03/20/2023	8,125	On Vest Date
		06/20/2023	8,125	On Vest Date

RU3646	03/05/2020	03/20/2023	2,500	On Vest Date
		06/20/2023	2,500	On Vest Date
		09/20/2023	2,500	On Vest Date
		12/20/2023	2,500	On Vest Date
		03/20/2024	2,500	On Vest Date

RU4211	09/01/2020	03/20/2023	2,500	On Vest Date
		06/20/2023	2,500	On Vest Date
		09/20/2023	2,500	On Vest Date
		12/20/2023	2,500	On Vest Date
		03/20/2024	2,500	On Vest Date
		06/20/2024	2,500	On Vest Date
		09/20/2024	2,500	On Vest Date

RU4351	03/09/2021	03/20/2023	2,500	On Vest Date
		06/20/2023	2,500	On Vest Date
		09/20/2023	2,500	On Vest Date
		12/20/2023	2,500	On Vest Date
		03/20/2024	2,500	On Vest Date
		06/20/2024	2,500	On Vest Date
		09/20/2024	2,500	On Vest Date

RU6344	04/22/2022	03/20/2023	29,862	On Vest Date
		06/20/2023	7,465	On Vest Date
		09/20/2023	7,465	On Vest Date
		12/20/2023	7,465	On Vest Date
		03/20/2024	7,466	On Vest Date
		06/20/2024	7,465	On Vest Date
		09/20/2024	7,465	On Vest Date

RU6345	04/22/2022	03/20/2023	11,945	On Vest Date
		06/20/2023	2,986	On Vest Date
		09/20/2023	2,986	On Vest Date
		12/20/2023	2,986	On Vest Date
		03/20/2024	2,986	On Vest Date
		06/20/2024	2,986	On Vest Date
		09/20/2024	2,986	On Vest Date

RU6348	04/22/2022	04/22/2023	23,889	PSU, wont vest if stock is below $60
		04/22/2024	23,889	PSU, wont vest if stock is below $70
		04/22/2025	23,889	PSU, wont vest if stock is below $90